Exhibit 99.1

Clayton Williams Energy Announces Third Quarter 2008 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--November 5, 2008--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported net income for the third quarter of 2008 of $94.6 million, or $7.79 per share, as compared to net income of $986,000, or $.09 per share, for the third quarter of 2007. Cash flow from operations for the third quarter of 2008 was $73.6 million, as compared to $72.4 million during the same period in 2007.

For the nine months ended September 30, 2008, the Company reported net income of $80.6 million, or $6.48 per share, as compared to a net loss of $2.5 million, or $.22 per share, for the same period in 2007. Cash flow from operations for the nine-month period in 2008 was $223.1 million, as compared to $162.3 million during the same period in 2007.

Oil and gas sales increased 52% from $84.6 million for the third quarter of 2007 to $128.3 million for the same quarter in 2008. Oil production for the third quarter of 2008 increased 30% to 755,000 barrels, or 8,207 barrels per day, compared to 582,000 barrels, or 6,326 barrels per day, in the third quarter of 2007. Gas production for the third quarter 2008 decreased 32% to 3.9 Bcf, or 42,609 Mcf per day, from 5.8 Bcf, or 62,500 Mcf per day, in the 2007 quarter. The comparability of production between the third quarter of 2007 and the third quarter of 2008 was affected by two primary factors. Certain South Louisiana properties that were sold during the second quarter of 2008 produced a daily average of 750 barrels of oil and 12,000 Mcf of gas in 2007. In addition, South Louisiana production was curtailed during the third quarter of 2008 due to Hurricanes Gustav and Ike.

For the third quarter of 2008, average realized oil prices increased 61% to $116.01 per barrel from $72.10 per barrel in the 2007 period, while gas prices increased 46% to $9.88 per Mcf from $6.77 per Mcf in the same quarter of 2007. Average realized prices for 2008 and 2007 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company’s statements of operations as gain/loss on derivatives under applicable accounting standards.

For the third quarter of 2008, the Company reported a $132.7 million net gain on derivatives, consisting of a $169.5 million non-cash gain to mark the Company’s derivative positions to their fair value on September 30, 2008 and a $36.8 million realized loss on settled contracts. For the same period in 2007, the Company reported a $2.3 million net loss on derivatives, consisting of a $1.6 million realized gain on settled contracts and a $3.9 million non-cash loss due to changes in mark-to-market valuations.

The Company recorded abandonment and impairment costs during the third quarter of 2008 of $43 million compared to $18.8 million for the third quarter of 2007. The 2008 quarter included a pre-tax charge of $12.5 million of drilling costs for the abandonment of the Big Bill Simpson #1 and $27.6 million for leasehold impairments on the Company’s East Texas Bossier prospect.

The Company also recorded a non-cash charge during the third quarter of 2008 of $10 million for impairments pursuant to Statement of Financial Accounting Standards No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets", related to the Margarita #1 on the Company’s East Texas Bossier prospect to reduce the carrying value of this well to its estimated fair market value at September 30, 2008.

The Company will host a conference call to discuss these results and other forward-looking items today, November 5th at 1:00 pm CT (2:00 pm ET). The dial-in conference number is: 800-901-5213, passcode 45791735. The replay will be available for one week at 888-286-8010, passcode 33159483.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES
Oil and gas sales	$128,335	$84,639	$381,545	$220,712
Natural gas services	2,978	2,268	9,069	7,831
Drilling rig services	12,515	14,806	40,050	37,451
Gain on sales of property and equipment	3,157	126	44,447	910
Total revenues	146,985	101,839	475,111	266,904

COSTS AND EXPENSES
Production	22,861	20,851	65,365	55,969
Exploration:
Abandonments and impairments	43,036	18,802	45,266	53,426
Seismic and other	5,993	1,236	11,230	3,706
Natural gas services	2,706	2,121	8,465	7,438
Drilling rig services	9,763	9,075	30,803	22,514
Depreciation, depletion and amortization	27,226	23,018	82,473	56,736
Impairment of property and equipment	9,985	7,979	9,985	9,023
Accretion of abandonment obligations	654	627	1,669	1,864
General and administrative	6,501	4,289	17,893	13,124
Loss on sales of property and equipment	134	92	420	9,415
Total costs and expenses	128,859	88,090	273,569	233,215
Operating income	18,126	13,749	201,542	33,689

OTHER INCOME (EXPENSE)
Interest expense	(5,406)	(8,448)	(18,929)	(24,063)
Gain (loss) on derivatives	132,710	(2,284)	(61,986)	(13,023)
Other	2,030	366	5,699	4,693
Total other income (expense)	129,334	(10,366)	(75,216)	(32,393)

Income before income taxes and minority interest	147,460	3,383	126,326	1,296

Income tax expense	(52,829)	(1,173)	(45,409)	(450)

Minority interest, net of tax	(2)	(1,224)	(280)	(3,360)

NET INCOME (LOSS)	$94,629	$986	$80,637	$(2,514)

Net income (loss) per common share:
Basic	$7.81	$0.09	$6.79	$(0.22)
Diluted	$7.79	$0.09	$6.48	$(0.22)

Weighted average common shares outstanding:
Basic	12,114	11,352	11,874	11,286
Diluted	12,141	11,521	12,437	11,286

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	September 30,	December 31,
	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$34,532	$12,344
Accounts receivable:
Oil and gas sales, net	40,617	36,698
Joint interest and other, net	17,507	16,666
Affiliates	549	308
Inventory	24,908	14,348
Deferred income taxes	3,581	3,581
Fair value of derivatives	3,461	7,191
Assets held for sale	-	17,281
Prepaids and other	2,642	3,962
	127,797	112,379
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,486,443	1,374,090
Natural gas gathering and processing systems	17,946	18,404
Contract drilling equipment	91,639	89,956
Other	14,757	14,505
	1,610,785	1,496,955
Less accumulated depreciation, depletion and amortization	(798,732)	(765,877)
Property and equipment, net	812,053	731,078

OTHER ASSETS
Debt issue costs, net	6,533	6,963
Fair value of derivatives	626	-
Other	1,795	10,676
	8,954	17,639

	$948,804	$861,096

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$105,913	$72,477
Oil and gas sales	26,514	24,806
Affiliates	2,574	1,747
Current maturities of long-term debt	18,750	22,500
Fair value of derivatives	21,378	56,929
Accrued liabilities and other	6,874	10,308
	182,003	188,767

NON-CURRENT LIABILITIES
Long-term debt	379,113	430,175
Deferred income taxes	87,719	44,302
Fair value of derivatives	8,517	-
Other	36,720	37,046
	512,069	511,523

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,211	1,135
Additional paid-in capital	136,994	121,063
Retained earnings	116,527	35,890
Accumulated other comprehensive income, net of tax	-	2,718
	254,732	160,806

	$948,804	$861,096

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$94,629	$986	$80,637	$(2,514)
Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Depreciation, depletion and amortization	27,226	23,018	82,473	56,736
Impairment of proved properties	9,985	7,979	9,985	9,023
Exploration costs	43,036	18,802	45,266	53,426
(Gain) loss on sales of property and equipment, net	(3,023)	(34)	(44,027)	8,505
Deferred income taxes	52,633	1,173	44,881	450
Non-cash employee compensation	2,032	500	3,942	1,610
Unrealized (gain) loss on derivatives	(169,551)	3,927	(23,930)	15,163
Settlements on derivatives with financing elements	15,471	6,945	40,260	18,950
Amortization of debt issue costs	264	328	1,049	953
Accretion of abandonment obligations	654	627	1,669	1,864
Minority interest, net of tax	2	1,224	280	3,360

Changes in operating working capital:
Accounts receivable	14,661	(4,432)	(5,001)	(15,089)
Accounts payable	(10,772)	16,881	(10,374)	15,876
Other	(3,612)	(5,549)	(4,054)	(6,002)
Net cash provided by operating activities	73,635	72,375	223,056	162,311

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(111,142)	(59,677)	(229,633)	(180,112)
Additions to equipment of Larclay JV	(1,674)	(3,988)	(1,683)	(27,403)
Proceeds from sales of property and equipment	3,060	51	117,109	1,653
Change in equipment inventory	(4,607)	4,430	(11,384)	16,265
Other	3,095	(5,948)	3,880	(14,217)
Net cash used in investing activities	(111,268)	(65,132)	(121,711)	(203,814)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	73,300	7,500	-	48,000
Proceeds from long-term debt of Larclay JV	1,500	-	5,500	8,727
Repayments of long-term debt	-	-	(42,500)	-
Repayments of long-term debt of Larclay JV	(4,687)	(6,562)	(17,812)	(6,562)
Proceeds from sale of common stock	31	-	15,915	5,970
Settlements on derivatives with financing elements	(15,471)	(6,945)	(40,260)	(18,950)
Net cash provided by (used in) financing activities	54,673	(6,007)	(79,157)	37,185

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	17,040	1,236	22,188	(4,318)

CASH AND CASH EQUIVALENTS
Beginning of period	17,492	8,286	12,344	13,840

End of period	$34,532	$9,522	$34,532	$9,522

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Average Daily Production:
Natural Gas (Mcf):
Permian Basin	13,536	15,469	14,287	14,861
North Louisiana	16,273	12,117	15,169	6,629
South Louisiana	4,320	25,406	11,682	24,255
Austin Chalk (Trend)	2,271	2,176	2,313	2,211
Cotton Valley Reef Complex	5,832	6,811	5,848	7,383
Other	377	521	500	441
Total	42,609	62,500	49,799	55,780

Oil (Bbls):
Permian Basin	3,983	3,291	3,683	3,174
North Louisiana	392	228	363	137
South Louisiana	90	1,129	393	1,213
Austin Chalk (Trend)	3,659	1,589	3,291	1,628
Other	83	89	88	82
Total	8,207	6,326	7,818	6,234

Natural gas liquids (Bbls):
Permian Basin	174	200	181	207
Austin Chalk (Trend)	233	229	249	250
Other	17	201	74	133
Total	424	630	504	590

Total Production:
Natural Gas (MMcf)	3,920	5,750	13,645	15,228
Oil (MBbls)	755	582	2,142	1,702
Natural gas liquids (MBbls)	39	58	138	161
Gas Equivalents (MMcfe)	8,684	9,590	27,325	26,406

Average Realized Prices (a):
Gas ($/Mcf):	$9.88	$6.77	$9.83	$6.96
Oil ($/Bbl):	$116.01	$72.10	$111.48	$63.56
Natural gas liquids ($/Bbl)	$69.90	$45.64	$61.70	$41.12

Gains (Losses) on settled derivative contracts (a):
($ in thousands, except per unit)
Gas:
Net realized gain (loss)	$(7,190)	$4,802	$(18,361)	$9,784
Per unit produced ($/Mcf)	$(1.83)	$0.84	$(1.35)	$0.64

Oil:
Net realized loss	$(29,324)	$(3,180)	$(65,578)	$(7,710)
Per unit produced ($/Bbl)	$(38.84)	$(5.46)	$(30.62)	$(4.53)

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to September 30, 2008.

Swaps:	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:

4th Quarter 2008	4,100,000	$ 9.17	400,000	$ 82.21
1st Quarter 2009	2,800,000	$ 8.46	440,000	$ 88.90
2nd Quarter 2009	2,700,000	$ 8.47	420,000	$ 88.12
3rd Quarter 2009	2,600,000	$ 8.48	440,000	$ 87.89
4th Quarter 2009	2,450,000	$ 8.49	425,000	$ 87.29
2010	4,640,000	$ 8.51	840,000	$ 97.75
	19,290,000		2,965,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a) Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2008 or 2007 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2008 and 2007 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com